Exhibit 10.2
MUTUAL RELEASE
     THIS MUTUAL RELEASE (“Agreement”) is made and entered into as of this 1st day of December, 2006, by and between Alliance Semiconductor Corporation, a Delaware corporation (“ALSC”), for itself and its capacity as sole limited partner of Alliance Ventures I, L.P., Alliance Ventures II, L.P., Alliance Ventures III, L.P., Alliance Ventures IV, L.P. and Alliance Ventures V, L.P. (collectively the “Partnerships”) each of the Partnerships, and ALSC Venture Management, LLC, a California limited liability company (“ALSC Venture”) on one hand, and Alliance Venture Management, LLC, a California limited liability company (“AVM”) for itself and in its capacity as the former sole general partner and special limited partner of each of the Partnerships, on the other hand.
RECITALS:
          A. On May 3, 2006, Alliance Semiconductor Corporation removed Alliance Venture Management, LLC as general partner and named ALSC Venture Management as a new general partner. Alliance Venture Management LLC now holds a limited partner interest in each partnership pursuant to the provisions of California law and will retain its capital account as computed through May 3, 2006 but will not accrue further increases, or decreases for loss allocations, in its capital account.
          B. Pursuant to a Memorandum of Understanding dated as of May 17, 2006 (“MOU”) the parties have agreed that the agreement of limited partnership for each of the Partnerships shall be amended to remove from each such partnership agreement the provisions for allocating 15% of net profits from portfolio investments to the general partner and to remove the existing provisions in paragraph 4.2 regarding payment of a management fee, and that there will be no further payments of compensation to AVM for past or future services as general partner of the Partnerships.
          C. The parties have agreed that Alliance Venture Management, LLC will sell its partnership interests to ALSC for $400,000 (from all Partnerships in the aggregate), and for the allocation to ALSC Venture of 2% (two percent) of the gross sales proceeds from the investments in any partnership’s portfolio, including proceeds from a liquidity event such as an IPO or a sale of the portfolio company (which payments may be made in kind at the applicable Partnership’s option).
          D. The parties have agreed that V.R. Ranganath will be employed or will consult with ALSC Venture for compensation of $300,000 per year plus payment of reasonable and defined expenses.
          E. AVM, ALSC, ALSC Venture and each of the Partnerships have agreed to enter into a complete release of all claims, known and unknown, with respect to rights and claims concerning the Partnerships, except for obligations created by the MOU as described in the preceding recitals (the “MOU Agreements”), and provided that the indemnification provisions contained in section 5.7 of each of the partnership agreements shall survive.
     NOW THEREFORE, for good and valuable consideration (including the execution and delivery of the releases set forth in this Agreement), the receipt and sufficiency of which is hereby acknowledged, ALSC, the Partnerships and AVM hereby agree as follows:

1. Releases.
          (a) ALSC, ALSC Venture and each of the Partnerships hereby releases and forever discharges AVM and all of its respective successors, assigns, managers, officers, agents, employees and members, and each of them (collectively, the “AVM Released Parties”), of and from any and all claims, damages, demands, debts, liabilities, losses, obligations, suits, actions and causes of action, of every kind and character whatsoever, at law or in equity, whether known or unknown, which ALSC or any of the Partnership ever had, now has or hereafter may have against any of the AVM Released Parties, arising out of or in any way relating to the Partnerships, all activities of the Partnership and the acts or omissions of AVM in connection with the Partnerships since the beginning of time through the date of this Agreement (the “Released Matters”).
          (b) AVM hereby releases and forever discharges ALSC, ALSC Venture, each of the Partnerships and their respective successors, assigns, directors, officers, agents, and employees, and each of them (collectively, the “ALSC Released Parties”), of and from any and all claims, damages, demands, debts, liabilities, losses, obligations, suits, actions and causes of action, of every kind and character whatsoever, at law or in equity, whether known or unknown, which AVM ever had, now has, or hereafter may have against any of the ALSC Released Parties, arising out of or in any way relating to the Released Matters.
          (c) The parties acknowledge the provisions of Section 1542 of the Civil Code of the State of California, which provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR
DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF
EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY
AFFECTED HIS SETTLEMENT WITH THE DEBTOR.
          (d) For the purposes of implementing the full and complete release and discharge of the AVM Released Parties against ALSC, ALSC Venture or any of the Partnerships, and of the ALSC Released Parties against AVM described under Paragraphs 1(a) and (b), the parties expressly waive, relinquish and forfeit all rights and benefits afforded by Section 1542 of the Civil Code of the State of California .
          (e) The parties have each carefully read and fully understand all of the provisions of this Release which sets forth the entire agreement, and each acknowledge that they have not relied upon any representation or statement, written or oral, not otherwise set forth within this document.
     2. Representations and Warranties. Each of ALSC, ALSC Venture, the Partnerships and AVM represents and warrants:
          (a) that such party has not assigned, transferred, encumbered or conveyed in any other way, all or any portion of the claims or rights covered by this Agreement;
          (b) that such party has executed this Agreement voluntarily, with full knowledge of its import and significance; that this Agreement is fair and reasonable and is not the result of any duress, overreaching, coercion, pressure or undue influence exercised by any other party upon such party; and that the parties have been awarded the opportunity and have obtain independent legal advice from counsel of their own selection with respect to this Agreement and their rights and obligations under this Agreement; and
          (c) that such party has full corporate or limited liability company, as applicable, power and authority to execute and deliver this Agreement to the other party.
     3. Limitations of Agreement. The releases under this Agreement relate only to the Released Matters. ALSC, ALSC Venture, each of the Partnerships and AVM agree that the releases set forth in this Agreement shall be and remain in effect in all respects as a complete general release as to the matters released; provided however that this release does not extend to any obligations incurred under this Agreement or any of the MOU Agreements; notwithstanding the releases contemplated hereunder, ALSC, ALSC Venture and each of the Partnerships acknowledges that each of the AVM Released Parties is entitled to continuing enforcement of Section 5.7 of each agreement of limited partnership for each of the Partnerships.
     4. Confidentiality. The parties hereto each agree to use their best efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Settlement Information”). Each party hereto agrees to take every reasonable precaution to prevent disclosure of any Settlement Information to third parties, with the exception that the terms of this Agreement may be disclosed to and discussed with agent, those employees, officers, directors, attorneys, accountants, governmental agencies, and family members who have a reasonable need to know of such Settlement Information. In addition, the Settlement Information may be disclosed to the extent required under applicable securities laws or to enforce this Agreement.
     5. No Admission of Liability. The parties understand and acknowledge that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgement or admission by either party or any fault or liability whatsoever to the other party or to any third party.
     6. Costs. The parties shall each bear their own costs, expenses, attorneys’ and other fees incurred in connection with this Agreement. The prevailing party in any action to enforce this Agreement will be entitled to its attorneys’ fees, costs and expenses.
     7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of California.
     8. Severability. If any term or provision of this Agreement shall for any reason be determined to be invalid, illegal and/or enforceable, the remaining provisions of this Agreement shall nonetheless continue in full force and effect.
          IN WITNESS WHEREOF, ALSC, ALSC Venture, each of the Partnerships and AVM have executed this Agreement as of the day and year first written above.

ALLIANCE SEMICONDUCTOR CORPORATION

By:	/s/ Melvin L. Keating

Melvin L. Keating, President

ALSC VENTURE MANAGEMENT, LLC

By:	/s/ Melvin L. Keating

Melvin L. Keating, Manager

ALLIANCE VENTURES I, L.P.

By: ALSC VENTURE MANAGEMENT, LLC
Its: General Partner

	By:	/s/ Melvin L. Keating

Melvin L. Keating, Manager

ALLIANCE VENTURES II, L.P.

By: ALSC VENTURE MANAGEMENT, LLC
Its: General Partner

	By:	/s/ Melvin L. Keating

Melvin L. Keating, Manager

ALLIANCE VENTURES III, L.P.

By: ALSC VENTURE MANAGEMENT, LLC
Its: General Partner

	By:	/s/ Melvin L. Keating

Melvin L. Keating, Manager

ALLIANCE VENTURES IV, L.P.

By: ALSC VENTURE MANAGEMENT, LLC
Its: General Partner

	By:	/s/ Melvin L. Keating

Melvin L. Keating, Manager

ALLIANCE VENTURES V, L.P.

By: ALSC VENTURE MANAGEMENT, LLC
Its: General Partner

	By:	/s/ Melvin L. Keating

Melvin L. Keating, Manager

ALLIANCE VENTURE MANAGEMENT, LLC

By:	/s/ V.R. Ranganath

V.R. Ranganath, Manager

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